Exhibit 99.1

Kellogg Company News
For release:	April 30, 2009
Analyst Contact:	Joel Wittenberg	(269) 961-9089
Media Contact:	Kris Charles	(269) 961-3799

Kellogg Announces Strong Q1 2009; Affirms Full-Year Guidance;
Significantly Increases Up-front Cost Investments
BATTLE CREEK, Mich. — Kellogg Company (NYSE: K) today reported solid first quarter 2009 growth in internal net sales, internal operating profit and currency-neutral earnings per share. The strong performance was driven by internal net sales growth and a focus on cost savings.
     Kellogg also announced that it plans to increase up-front cost investments for cost savings initiatives from the original expectation of $0.14 per share to approximately $0.22 per share for 2009, while still maintaining current 2009 earnings per share guidance. These investments will help enable the Company to deliver its goal of reducing annual costs by $1 billion by the end of 2011.
     First quarter net earnings were $321 million, a 2% increase from last year’s $315 million. First quarter reported earnings per diluted share were $0.84, a 4% increase on a reported basis and a 14% increase on a currency-neutral basis. First quarter results included an estimated $0.05 per share impact due to the cost of the recent peanut-related recalls.
     “By remaining focused on our business model and strategy, we performed ahead of our expectations during the first quarter despite cost pressures and the difficult economic environment,” said David Mackay, Kellogg’s chief executive officer. “We also continue to focus on cost-savings initiatives and reinvestment for the future. We now plan to increase our up-front cost investments to achieve our ambitious $1 billion savings target.”
     First quarter reported net sales decreased 3% to $3.2 billion. Internal net sales growth, which excludes the effects of foreign currency translation and acquisitions, rose 4%. Kellogg North America posted first quarter reported net sales growth of 3%; internal net sales growth was 4%. North America Retail Cereal delivered internal net sales growth of 6% for the quarter. Retail Snacks posted internal net sales growth of 2%, which was negatively impacted by the peanut-related recalls. North America Frozen and Specialty Channels businesses together delivered internal net sales growth of 6%.
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     Kellogg International posted a first quarter 2009 reported net sales decline of 14%. However, net sales growth for Kellogg International was 4% on an internal basis, which excludes the effects of currency translation and acquisitions. First quarter internal net sales growth in Europe was 1% and was negatively impacted by some challenging retailer negotiations, which have now been resolved. Latin America internal net sales increased 8%, while Asia Pacific internal net sales rose 11%.
     First quarter operating profit was $529 million, a 3% decline on a reported basis, however on an internal basis it was a strong 7% increase. Total up-front costs for cost-reduction initiatives were approximately $0.03 per share, in line with the first quarter of last year.
     Cash flow, defined as cash from operating activities less capital expenditures, was $172 million for the quarter including the unfavorable impacts of foreign exchange and the timing of interest payments.
Kellogg Affirms 2009 Guidance
     Kellogg continues to be well positioned to drive sustainable and dependable performance. The Company affirmed its previous 2009 guidance of 3-4% internal net sales growth and mid single-digit internal operating profit growth. The Company remains confident that it can achieve high single-digit EPS growth on a currency-neutral basis, which excludes the effects of foreign currency translation. This guidance includes an approximately $0.06 earnings per share cost in 2009 from the peanut-related recalls and an increase in up-front charges for cost reduction initiatives from $0.14 per share to $0.22 per share.
     CEO Mackay concluded, “Our strong start increases our visibility with respect to another year of sustainable and dependable performance. For 2009, we will focus on driving solid top-line growth, considerable cost savings and strong reinvestment.”
About Kellogg Company
With 2008 sales of nearly $13 billion, Kellogg Company is the world’s leading producer of cereal and a leading producer of convenience foods, including cookies, crackers, toaster pastries, cereal bars, fruit-flavored snacks, frozen waffles, and veggie foods. The Company’s brands include Kellogg’s®, Keebler®, Pop-Tarts®, Eggo®, Cheez-It®, Nutri-Grain®, Rice Krispies®, BearNaked®, Morningstar Farms®, Famous Amos®, Special K®, All-Bran®, Frosted Mini-Wheats®, Club® and
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Kashi®. Kellogg products are manufactured in 19 countries and marketed in more than 180 countries around the world. For more information, visit Kellogg’s web site at http://www.kelloggcompany.com.
Forward-Looking Statements Disclosure
     This news release contains forward-looking statements related to business performance, earnings, costs, cash flow, brand building, and cost-reduction initiatives. Actual performance may differ materially from these statements due to factors related to competitive conditions and their impact; the effectiveness of advertising, pricing and promotional spending; the success of productivity improvements and business transitions; the success of innovation and new product introductions; the recoverability of the carrying value of goodwill and other intangibles; the availability of and interest rates on short-term financing; commodity and energy prices and labor costs; actual market performance of benefit plan trust investments; the levels of spending on systems initiatives, properties, business opportunities, integration of acquired businesses; changes in consumer behavior and preferences; U.S. and foreign economic factors such as interest rates, statutory tax rates, and foreign currency conversions or unavailability; legal and regulatory factors; the ultimate impact of product recalls; business disruption or other losses from terrorist acts or political unrest; and other factors. Forward-looking statements speak only as of the date they were made, and the Company undertakes no obligation to publicly update them.
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Kellogg Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME
(millions, except per share data)

	Quarter ended
	April 4,	March 29,
(Results are unaudited)	2009	2008

Net sales	$3,169	$3,258

Cost of goods sold	1,867	1,894
Selling, general and administrative expense	773	819

Operating profit	529	545

Interest expense	67	82
Other income (expense), net	—	(11)

Income before income taxes	462	452
Income taxes	143	137

Net income	$319	$315

Net income (loss) attributable to noncontrolling interests (a)	($2)	$—

Net income attributable to Kellogg Company (a)	$321	$315

Net income attributable to Kellogg Company:
Basic	$.84	$.82
Diluted	$.84	$.81

Dividends per share	$.3400	$.3100

Average shares outstanding:
Basic	382	386

Diluted	383	389

Actual shares outstanding at period end	382	379

(a)	The company adopted SFAS No. 160, “Noncontrolling interests in Consolidated Financial Statements” which requires retrospective presentation of amounts related to partially-owned subsidiaries.
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Kellogg Company and Subsidiaries
SELECTED OPERATING SEGMENT DATA

	Quarter ended
(millions)	April 4,	March 29,
(Results are unaudited)	2009	2008

Net sales
North America	$2,211	$2,148
Europe	557	677
Latin America	230	253
Asia Pacific (a)	171	180

Consolidated	$3,169	$3,258

Operating profit
North America	$403	$403
Europe	95	112
Latin America	49	45
Asia Pacific (a)	25	31
Corporate	(43)	(46)

Consolidated	$529	$545

(a)	Includes Australia, Asia and South Africa.
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Kellogg Company and Subsidiaries
CONSOLIDATED STATEMENT OF CASH FLOWS
(millions)

	Quarter ended
	April 4,	March 29,
(unaudited)	2009	2008

Operating activities
Net income	$319	$315
Adjustments to reconcile net income to operating cash flows:
Depreciation and amortization	84	94
Deferred income taxes	(31)	(11)
Other (a)	21	70
Postretirement benefit plan contributions	(74)	(41)
Changes in operating assets and liabilities	(74)	(179)

Net cash provided by operating activities	245	248

Investing activities
Additions to properties	(73)	(67)
Acquisitions of businesses, net of cash acquired	—	(105)

Net cash used in investing activities	(73)	(172)

Financing activities
Net issuances (reductions) of notes payable	2	(117)
Issuances of long-term debt	—	746
Reductions of long-term debt	(1)	(1)
Issuances of common stock	7	40
Common stock repurchases	—	(642)
Cash dividends	(130)	(119)
Other	2	8

Net cash used in financing activities	(120)	(85)

Effect of exchange rate changes on cash	(3)	17

Increase in cash and cash equivalents	49	8
Cash and cash equivalents at beginning of period	255	524

Cash and cash equivalents at end of period	$304	$532

Supplemental Financial Data:
Cash Flow (operating cash flow less property additions) (b)	$172	$181

(a)	Consists principally of non-cash expense accruals for employee compensation and benefit obligations.

(b)	We use this non-GAAP measure of cash flow to focus management and investors on the amount of cash available for debt reduction, dividend distributions, acquisition opportunities, and share repurchase.

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Kellogg Company and Subsidiaries
CONSOLIDATED BALANCE SHEET
(millions, except per share data)

	April 4,	January 3,
	2009	2009
	(unaudited)	*

Current assets
Cash and cash equivalents	$304	$255
Accounts receivable, net	1,170	1,100
Inventories:
Raw materials and supplies	206	203
Finished goods and materials in process	615	694
Deferred income taxes	116	112
Other prepaid assets	161	157

Total current assets	2,572	2,521

Property, net of accumulated depreciation of $4,157 and $4,171	2,884	2,933
Goodwill	3,631	3,637
Other intangibles, net of accumulated amortization of $43 and $42	1,460	1,461
Pension	141	96
Other assets	286	298

Total assets	$10,974	$10,946

Current liabilities
Current maturities of long-term debt	$1	$1
Notes payable	1,392	1,387
Accounts payable	1,058	1,135
Accrued advertising and promotion	397	357
Accrued income taxes	110	51
Accrued salaries and wages	172	280
Other current liabilities	323	341

Total current liabilities	3,453	3,552

Long-term debt	4,060	4,068
Deferred income taxes	301	300
Pension liability	590	631
Other liabilities	945	940

Shareholders’ equity
Common stock, $.25 par value	105	105
Capital in excess of par value	428	438
Retained earnings	5,027	4,836
Treasury stock, at cost	(1,767)	(1,790)
Accumulated other comprehensive income (loss)	(2,173)	(2,141)

Total Kellogg Company shareholders’ equity	1,620	1,448
Noncontrolling interest (a)	5	7

Total shareholders’ equity	1,625	1,455

Total liabilities and shareholders’ equity	$10,974	$10,946

*	Condensed from audited financial statements.

(a)	The company adopted SFAS No. 160, “Noncontrolling interests in Consolidated Financial Statements” which requires retrospective presentation of amounts related to partially-owned subsidiaries.
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